UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2012

Synergy Pharmaceuticals Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-35268	33-0505269
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 1609

New York, NY 10170

 (Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

On September 25, 2012, Cantor Fitzgerald (“Cantor”) released an analyst’s report with respect to Synergy Pharmaceuticals Inc. (the “Company”) stating that “Synergy management also indicated that the rate of diarrhea in its ongoing trial remains meaningfully lower than that for Linzess (reported to be in the 16-20% range in the Linzess product label).”  The analyst subsequently amended the report to state that “Based on the early diarrhea data, we believe that the ongoing Phase IIb clinical trial may demonstrate that plecanatide has lower diarrhea rates than Linzess (reported to be in the 16-20% range in the Linzess product label).”  The Company reiterates its Phase IIb/III clinical trial is a blinded study and no conclusions can or should be made from blinded data.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    September 25, 2012

SYNERGY PHARMACEUTICALS INC.

By:	/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.
President and Chief Executive Officer